Exhibit 99.1

         GAMCO Investors, Inc. Announces Nominees to Board of Directors

     RYE, N.Y.--(BUSINESS WIRE)--April 7, 2006--GAMCO Investors, Inc. (NYSE:GBL) today announced its nominees for election to its Board of Directors at its Annual Meeting of Shareholders on May 8, 2006.
     The nominees include seven current board members who will stand for re-election: Edwin L. Artzt, John C. Ferrara, John D. Gabelli, Mario J. Gabelli, Karl Otto Pohl, Robert S. Prather and Vincent Tese. In addition, Richard L. Bready will be nominated for election to the Board.
     Mr. Bready has been Chairman and Chief Executive Officer of Nortek, Inc. since December 1990. He joined Nortek, Inc. in 1975 as Treasurer, was elected a director in 1976 and was elected Executive Vice President and Chief Operating Officer in 1979. Prior to joining Nortek, Inc., Mr. Bready was an independent financial consultant and an audit manager with a major public accounting firm. He serves on the Board of Directors or Trustees of Professional Facilities Management, Inc.; Newport International Film Festival; Providence Performing Arts Center; Rhode Island Public Expenditure Council (RIPEC); the National Conference of Christians and Jews; the YMCA of Greater Providence; Saint Anslem College; Roger Williams University; and is a Trustee Emeritus of Trinity Repertory Company. Mr. Bready also serves on the Advisory Board of Sterling Investment Partners. He is a Corporation Member and serves on the National Council, Alumni Executive Forum and Audit Committee of Northeastern University. Mr. Bready is a Corporation Member of Rhode Island Hospital and Johnson & Wales University.
     Further information will be included in GAMCO's Proxy Statement that will be filed with the Securities and Exchange Commission later this month.
     GAMCO Investors, Inc., through its subsidiaries, manages $26.8 billion in assets of private advisory accounts (GAMCO Asset Management Inc.), mutual funds and closed-end funds (Gabelli Funds, LLC), and partnerships and offshore funds (Gabelli Securities, Inc.) as of December 31, 2005.

     Special Note Regarding Forward-Looking Information

     Our disclosure and analysis in this press release contain some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation: the adverse effect from a decline in the securities markets; a decline in the performance of our products; a general downturn in the economy; changes in government policy or regulation; changes in our ability to attract or retain key employees; and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations. We also direct your attention to any more specific discussions of risk contained in our Form 10-K and other public filings. We are providing these statements as permitted by the Private Litigation Reform Act of 1995. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.


     CONTACT: GAMCO Investors, Inc.
              Douglas R. Jamieson, 914-921-5020
              Fax: 914-921-5384
              djamieson@.gabelli.com
              www.gabelli.com